Exhibit 99.1

Contact:	Christina Cha Marketing & Communications Manager Kennedy Wilson (310) 887-6294 ccha@kennedywilson.com www.kennedywilson.com	9701 Wilshire Blvd. Suite 700 Beverly Hills, CA 90212

NEWS RELEASE

KENNEDY WILSON REPORTS SECOND QUARTER EARNINGS

BEVERLY HILLS, Calif. (August 9, 2010) – Kennedy-Wilson Holdings, Inc. (NYSE: KW) (“Kennedy Wilson” or the “Company”), an international real estate investment and services company, today reported second quarter 2010 net income attributable to Kennedy Wilson Holdings, Inc. common shareholders of $8.5 million (or $0.22 per basic share, $0.20 per diluted share). Adjusting for the amortization of non-cash compensation, net income was $10.5 million (or $0.27 per basic share, $0.24 per diluted share). The Company’s proforma earnings before interest, taxes and depreciation (“proforma EBITDA”) for the second quarter were $25.1 million (or $0.64 per basic share, $0.58 per diluted share).

The Company’s YTD net income attributable to Kennedy Wilson Holdings, Inc. common shareholders was $5.4 million (or $0.14 per basic and diluted share). Adjusting for merger related and non-cash compensation, net income was $11.5 million (or $0.29 per basic and diluted share). The Company’s proforma earnings before interest, taxes and depreciation (“proforma EBITDA”) YTD were $30.6 million (or $0.78 per basic and diluted share).

Second Quarter 2010 Company Highlights

•	Celebrated transfer from the Amex to NYSE

•	Closed $100 million mandatory convertible preferred stock with Fairfax Financial Holdings Limited and formed a $250 million investment partnership with Fairfax to acquire real estate

•	Acquired Sachse Real Estate, a Los Angeles based real estate brokerage company

•	Purchased approximately $83 million of discounted notes in CA, HI and NV

•	Auctioned and hired to conventionally market and asset manage over $225 million of property in CA, AZ, OR and TX

•	Purchased over 3,100 apartment and condo units valued at approximately $440 million

•	Joined the Russell 2000® Index

Subsequent to quarter end, the Company purchased an additional 730 apartment units valued at approximately $110 million, increased its unsecured line of credit from $30 million to $75 million and entered into a letter of intent for a Series B convertible preferred issuance of $32.5 million to finance the purchase of a 7% convertible subordinated note. After the Series B placement closes, the Company expects to have a book net worth in excess of $315 million.

Kennedy Wilson Reports 2Q 2010 Earnings

“The first six months of 2010 were extremely active for the company,” stated William McMorrow, chairman and CEO of Kennedy Wilson. “Our deal sourcing is excellent, our cash position is the highest in the company’s history, and we continue to focus on acquisition, auction and property management opportunities in our target markets.”

Conference Call and Webcast Details

The Company will hold a live conference call and webcast to discuss results at 1:30 p.m. Pacific Time/ 4:30 p.m. Eastern Time on Tuesday, August 10th.

The direct dial-in number for the conference call is (877) 536-5544 for U.S. and Canada callers and (702) 894-2274 for international callers. A replay of the call will be available for one week beginning two hours after the live call and can be accessed by (800) 642-1687 for U.S. and Canada callers and (706) 645-9291 for international callers. The access code for the live call and the replay is 92906772.

The webcast will be available at: http://us.meeting-stream.com/Kennedy-Wilson_081010. A replay of the webcast will be available 24 hours after the original webcast on the Company’s web site for 90 days.

About Kennedy Wilson

Founded in 1977, Kennedy Wilson is an international real estate investment and services company headquartered in Beverly Hills, CA with 21 offices in the U.S. and Japan. The company offers a comprehensive array of real estate services including property and asset management, brokerage and auction services, and construction and trust management. Through its fund management and separate account businesses, Kennedy Wilson is a strategic investor and manager of real estate investments in the U.S. and Japan. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Forward-Looking Statements

This news release contains forward-looking statements as well as historical information. Statements of goals and strategies and words such as “plan,” “believe,” “anticipate,” “expect,” “objectives,” “forecast,” “predict” and other similar words are intended to identify forward-looking statements. These forward looking statements are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and involve risks, uncertainties and other factors that may cause the Company’s actual results, performance, or financial condition to be materially different from any results, performance, or financial condition suggested by the statements in this news release.

Non-GAAP Financial Information

In addition to the results reported in accordance with U.S. generally accepted accounting principles (GAAP) included within this press release, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (proforma statement of income, adjusted earnings per share and EBITDA). Such information is reconciled to its closest GAAP measure in accordance with the Securities and Exchange Commission rules and is included in the attached supplemental data. Management believes that these non-GAAP financial measures are useful to both management and the Company’s shareholders in their analysis of the business and operating performance of the Company.

Kennedy Wilson Reports 2Q 2010 Earnings

Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies.

Tables Follow

Kennedy Wilson Reports 2Q 2010 Earnings

Kennedy Wilson-Holdings, Inc.

Consolidated Balance Sheets

(Unaudited)

	June 30, 2010	December 31, 2009
Assets
Cash and cash equivalents	$92,201,000	$57,784,000
Accounts receivable	1,665,000	887,000
Accounts receivable - related parties	6,502,000	4,278,000
Income tax receivable	2,387,000	6,848,000
Notes receivable	27,111,000	541,000
Notes receivable - related parties	5,073,000	6,644,000
Real estate, net	130,248,000	40,581,000
Real estate available for sale	—	2,472,000
Investments in joint ventures ($20,301,000 and $19,590,000) carried at fair value as of March 31, 2010 and December 31, 2009, respectively)	190,594,000	185,252,000
Investments in loan pool participation	12,689,000	—
Goodwill and other assets	32,396,000	30,970,000

Total assets	$500,866,000	$336,257,000

Liabilities and equity
Liabilities
Accounts payable and other liabilities	$26,914,000	$29,348,000
Line of credit, notes payable, mortgages and other long-term debt	183,172,000	127,573,000

Total liabilities	210,086,000	156,921,000

Equity
Series A 6% Cumulative Preferred stock, $0.0001 par value: 1,000,000 shares authorized,100,000 and 0 shares issued as of June 30, 2010 and December 31, 2009, respectively $1,000 per share liquidation preference	—	—
Common stock, $0.0001 par value: 80,000,000 shares authorized, 41,295,158 and 41,177,658 shares issued as of June 30, 2010 and December 31, 2009, respectively	4,000	4,000
Additional paid-in capital	256,921,000	155,878,000
Retained earnings	24,187,000	18,829,000
Accumulated other comprehensive income	4,789,000	2,603,000

Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	285,901,000	177,314,000
Non-controlling interests	4,879,000	2,022,000

Total equity	290,780,000	179,336,000

Total liabilities and equity	$500,866,000	$336,257,000

Kennedy Wilson Reports 2Q 2010 Earnings

Kennedy-Wilson Holdings, Inc.

Statement of Income and Proforma Statement of Income

(Unaudited)

	Three months ended June 30, 2010			Six months ended June 30, 2010
	Consolidated GAAP	Pro Rata Unconsolidated Investments	Proforma Total	Consolidated GAAP	Pro Rata Unconsolidated Investments	Proforma Total
Management and leasing fees and commissions	8,418,000	0	8,418,000	14,638,000	0	14,638,000
Sales of real estate	0	249,000	249,000	3,937,000	249,000	4,186,000
Rental income and other income	628,000	6,728,000	7,356,000	1,297,000	12,385,000	13,682,000
Interest income	0	3,886,705	3,886,705	0	6,086,932	6,086,932

Total revenue	9,046,000	10,864,000	19,910,000	19,872,000	18,721,000	38,593,000

Commission, marketing, compensation and related expenses	8,882,000	0	8,882,000	18,755,000	0	18,755,000
Cost of real estate sold	0	175,000	175,000	2,714,000	175,000	2,889,000
General, administrative, depreciation and amortization	3,344,000	2,205,000	5,549,000	5,387,000	4,154,000	9,541,000
Rental operating expense	283,000	3,482,000	3,765,000	524,000	5,970,000	6,494,000

Total operating expense	12,509,000	5,862,000	18,371,000	27,380,000	10,299,000	37,679,000

Equity in joint venture income	(686,000)	686,000	0	(29,000)	29,000	0
Interest on note investments	605,000	(605,000)	0	605,000	(605,000)	0
Income from loan pool participation	2,485,000	(2,485,000)	0	3,136,000	(3,136,000)	0

Total operating income (loss)	(1,059,000)	2,598,000	1,539,000	(3,796,000)	4,710,000	914,000
Non-operating income (expense)
Interest income	220,000	(220,000)	0	501,000	(501,000)	0
Gain on sale of asset	2,108,000	0	2,108,000	2,108,000		2,108,000
Gain on extinguishment of debt	16,670,000	0	16,670,000	16,670,000		16,670,000
Interest expense	(2,180,000)	(2,378,000)	(4,558,000)	(4,294,000)	(4,209,000)	(8,503,000)

Income (loss) before benefit from income taxes	15,759,000	0	15,759,000	11,189,000	0	11,189,000
Provision for income taxes	(5,950,000)	0	(5,950,000)	(3,952,000)	0	(3,952,000)

Net income (loss)	9,809,000	0	9,809,000	7,237,000	0	7,237,000
Net income attributable to the non-controlling interests	(591,000)	0	(591,000)	(1,159,000)	0	(1,159,000)
Preferred stock dividend	(720,000)	0	(720,000)	(720,000)	0	(720,000)

Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	8,498,000	0	8,498,000	5,358,000	0	5,358,000
Other comprehensive income, net of tax	2,382,000	0	2,382,000	2,186,000	0	2,186,000

Total comprehensive income	10,880,000	0	10,880,000	7,544,000	0	7,544,000

Kennedy Wilson Reports 2Q 2010 Earnings

Kennedy-Wilson Holdings, Inc.

Earnings Per Share and Adjusted Earnings Per Share

(Unaudited)

	Three months ended June 30, 2010	Six months ended June 30, 2010
Net income attributable to Kennedy Wilson common shareholders	8,498,000	5,358,000
Basic shares outstanding	39,194,046	39,165,380
Diluted shares outstanding	43,434,991	39,165,380
GAAP basic earnings per share	0.22	0.14
GAAP diluted earnings per share	0.20	0.14
Net income attributable to Kennedy Wilson common shareholders	8,498,000	5,358,000
Non-GAAP adjustments:
Plus: Amortization of merger-related and non-cash compensation	2,011,000	6,141,000
Adjusted net income	10,509,000	11,499,000
Non-GAAP adjusted basic earnings per share	0.27	0.29
Non-GAAP adjusted diluted earnings per share	0.24	0.29

Kennedy-Wilson Holdings, Inc.

Proforma EBITDA

(Unaudited)

	Three months ended June 30, 2010			Six months ended June 30, 2010
	Consolidated GAAP	Pro Rata (Non-GAAP) Unconsolidated Investments	Proforma Total	Consolidated GAAP	Pro Rata (Non-GAAP) Unconsolidated Investments	Proforma Total
EBITDA:
Net income (loss)	9,809,000	0	9,809,000	7,237,000	0	7,237,000
Add back:
Interest expense	2,180,000	2,378,000	4,558,000	4,294,000	4,209,000	8,503,000
Income taxes	5,950,000	0	5,950,000	3,952,000	0	3,952,000
Depreciation and amortization	581,000	2,205,000	2,786,000	581,000	4,154,000	4,735,000
Amortization of merger-related and non-cash compensation	2,011,000	0	2,011,000	6,141,000	0	6,141,000

		Proforma EBITDA	25,114,000			30,568,000
		Basic shares outstanding	39,194,046			39,165,380
		Diluted shares outstanding	43,434,991			39,165,380
		Proforma EBITDA per basic share	0.64			0.78
		Proforma EBITDA per diluted share	0.58			0.78

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